Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Global X Venture and Innovation Fund of our report dated June 18, 2026, relating to the financial statements and financial highlights of Global X Venture and Innovation Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading Independent Registered Public Accounting Firm in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
August 3, 2026